Exhibit 10.1

                      NON-QUALIFIED STOCK OPTION AGREEMENT



     Agreement made as of January 20, 2005, between AMCORE Financial, Inc. (the "Company") and [First Name, Last Name], an employee of the Company (the "Optionee") residing at [address].

     Pursuant to the AMCORE Financial, Inc. 2000 Stock Incentive Plan (the "Plan"), the Committee has determined that the Optionee is to be granted, on the terms and conditions set forth herein, an option (the "Option") to purchase shares of the common stock of the Company, par value $.22 per share (the "Stock") and hereby grants such Option. Capitalized terms used but not otherwise defined herein shall have the meanings accorded them in the Plan.

     1. Number of Shares and Option Price. The Option is to purchase
[Options Granted] shares of Stock (the "Option Shares") at a price (the "Option Price") of $29.89 per share, which is not less than the fair market value of the Option Shares as of the date hereof.

     2. Period of Option and Conditions of Exercise.
        -------------------------------------------

          (a) Period of Option. Unless the Option is previously terminated pursuant to this Option Agreement, the term of the Option and of this Option Agreement shall commence on the date hereof (the "Date of Grant") and terminate on January 20, 2015 at 5:00 p.m. Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

          (b) Conditions of Exercise. Subject to paragraphs 2(c) and 2(d) below, the Option shall become exercisable pursuant to the following schedule: one-third of the total number of Option Shares on the date twelve (12) months after the date of its grant and with respect to an additional one-third of the total number of Option Shares at the end of each twelve-month period thereafter during the succeeding two (2) years. The Option may be exercised only to purchase whole shares, and in no case may a fraction of a share be purchased. The right of the Optionee to purchase shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time, prior to 5:00 p.m. on January 20, 2015.

          (c) Change in Control. Subject to the terms of Section 12 of the Plan in the event of a Change of Control of the Company (as defined in the Plan) during the term of the Option, the Option immediately shall become fully exercisable.

     3. Rights Upon Termination of Employment.
        -------------------------------------

          (a) Except as provided in this Section 3, the Option may not be exercised after the holder thereof has ceased to be employed by the Company.

          (b) If the Optionee ceases to be employed by the Company or its subsidiaries for cause, all options are immediately forfeited.

          (c) If the Optionee ceases to be employed by the Company or its subsidiaries due to voluntary termination or involuntary termination without cause, the Optionee or his or her legal representative may exercise the Option at any time within the period ending on the date three months after such cessation of employment to the extent that the Option was exercisable on the date of his or her cessation of employment.

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          (d) If the Optionee ceases to be employed by the Company or its subsidiaries due to mandatory retirement at age 65, the Optionee or his or her legal representative may exercise the Option at any time within the period beginning on the date of his or her retirement until the stated term of the Option. All unvested Options will continue to vest at their normal rate.

          (e) If the Optionee ceases to be employed by the Company or its subsidiaries due to retirement meeting the Company's guidelines for normal retirement, the Optionee or his or her legal representative may exercise the Option at any time within the period, beginning on the date of his or her voluntary retirement and ending on the earlier of five years from the date of such retirement by the Optionee or the expiration of the stated term of the Option, whichever period is shorter.

          (f) If the Optionee ceases to be employed by the Company or its subsidiaries by reason of death or Disability prior to the expiration of his or her Option, the Optionee or his or her legal representative may exercise the Option at any time within the period ending on the date one year after such cessation of employment or the expiration of the stated term of the Option, whichever period is shorter.

          (g) Notwithstanding anything to the contrary in this Section 3, the Option shall not be exercisable later than 5:00 p.m. on January 20, 2015.

     4. Non-Transferability of Option. The Option and this Option Agreement shall not be transferable otherwise than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or by such other means as the Committee may approve from time to time; and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his or her legal representative.

     5. Stock Withholding.
        -----------------

          (a) When the Optionee is required to pay to the Company an amount required to be withheld under applicable federal, state and/or local withholding tax laws in connection with the exercise of stock options, the Optionee may satisfy this obligation, in whole or in part, by:

               (i) electing to have the Company withhold shares of Common Stock otherwise issuable upon the exercise of such Option;

               (ii) electing to tender back shares of Stock acquired upon the exercise of such Options to the Company; or

               (iii) electing to surrender previously held shares of Stock which were not acquired pursuant to the exercise of such Options to the Company (collectively referred to as "Stock Withholding", an election to participate in Stock Withholding being referred to as an "Election").

The maximum number of shares of Stock which may be so withheld, tendered back, or surrendered is that number of shares of Stock having a Fair Market Value equal to the maximum federal, state and local withholding tax (calculated at the supplemental income tax rates applicable at the time of exercise), attributable to the particular Option exercise transaction.

          (b) Elections by the Optionee will be subject to the following restrictions:

               (i) Elections by Optionees whose transactions in Stock are subject to Section 16(b) of the Exchange Act ("Insiders") are subject to the additional requirements imposed by paragraph 5(e) below;

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               (ii) Optionees whose transactions in Stock are not subject to
          Section 16(b) of the Exchange Act ("Non-Insiders") may elect only to have the Company withhold shares of Stock which would otherwise be issuable upon the exercise of an Option;

               (iii) Subject to paragraph 5(e) below, elections must be made in writing and delivered to the Secretary of the Company at its principal office on or prior to the first date that the amount of tax to be withheld can be determined (the "Tax Date"); and

               (iv) Elections will be subject to the disapproval of the Committee which may require that such taxes be paid in cash.

          (c) Elections by the Optionee will be revocable; provided, however, that revocations must be made, in the case of Insiders, in one of the time periods in which an Election must be made, as provided in paragraph 5(e) below.

          (d) The Fair Market Value of the shares of stock to be withheld, tendered back or surrendered shall be calculated pursuant to Section 2 of the Plan. Fractional amounts will be paid in cash.

          (e) Elections by Insiders will be subject to the following additional restrictions:

               (i) such Elections may not be made within six months of the grant of an option (except that this limitation will not apply in the event that death or Disability of the Optionee occurs prior to the expiration of the six-month period);

               (ii) such Elections must be made either (i) six months or more prior to the Tax Date or (ii) prior to the Tax Date in a ten-day "window period" beginning on the third day following the release of the Company's quarterly or annual summary statement of earnings;

               (iii) where the Tax Date of an Insider is the date of exercise of an Option (which will be the case if an election is made under Section 83(b) of the Code), such Insider may elect only to have the Company withhold shares of Stock which would otherwise be issuable upon the exercise of the Option. Such Insider may not, in the alternative, elect to tender shares of Stock acquired upon the exercise of the Option back to the Company or to surrender shares of Stock which were otherwise acquired to the Company; and

               (iv) where the Tax Date of an Insider is deferred until six months after the exercise of an Option (which will be the case if no election is made under Section 83(b) of the Code), and the Insider elects to participate in Stock Withholding, the full number of shares will be issued upon exercise of the Option, but such Insider will be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date or to surrender to the Company the proper number of previously held shares of Stock on the Tax Date.

     6. Exercise of Option. The Option shall be exercised in the following manner: the Optionee, or the person(s) having the right to exercise the Option upon the death or Disability of the Optionee, shall deliver to the Company written notice, in substantially the form of the notice attached hereto, specifying the number of Option Shares which he or she elects to purchase, together with:

          (i) cash;

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          (ii) a number of shares of the Stock having a fair market value (as of the date of exercise) equal to the price to be paid upon the exercise of the Option;

          (iii) Stock Withholding (as defined in paragraph 5 above); or

          (iv) any combination of cash, shares of Stock and Stock Withholding, the sum of which equals the total price to be paid upon the exercise of the Option.

Following receipt of the consideration, the Company shall deliver the option shares to the Optionee.

     7. Notices. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, upon receipt by overnight delivery, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at his address hereinabove set forth or such other address as he or she may designate in writing to the Company.

     8. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     9. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement are subject to all terms and conditions of the Plan. In the event of a conflict between this Option Agreement and the Plan, the terms and conditions of the Plan shall govern.

     10. General Restrictions. This award of an Option shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Option Shares, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issuance or purchase of Option Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11. Rights of a Stockholder. The Optionee shall have no rights as a stockholder with respect to any Option Shares granted to him unless and until certificates for Option Shares are issued to him.

     12. Rights to Terminate Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Optionee.

     13. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

     14. Non Assignability. Pursuant to the terms of Section 19 of the Plan, no award under the Plan shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or by such other means as the Committee may approve from time to time. During the life of the Optionee, such award shall be

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exercisable only by such person or by such person's guardian or legal representative.

     15. Amendment. The terms and conditions of the Plan and this Option Agreement may be amended by the Company as provided in the Plan, including without limitation, amendments necessary to comply with the requirements of
Section 16(b) of the Exchange Act.

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date and year set forth above.

                                          AMCORE Financial, Inc.


                                          By /s/ authorized signor
                                             ---------------------------------


                                          The undersigned hereby accepts and
                                          agrees to all the terms and provisions
                                          of the foregoing Option Agreement and
                                          to all the terms and provisions of
                                          the AMCORE Financial, Inc. 2000
                                          Stock Incentive Plan herein
                                          incorporated by reference.


                                          ------------------------------------
                                          Optionee [First Name, Last Name]










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